Exhibit 23


                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 22, 1998, included in this Form 10-K into the Company's previously filed registration statement on Form S-3 (No. 33-65772).





ARTHUR ANDERSEN LLP
Dallas, Texas,
  February 23, 1998



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